EXHIBIT 10.1




                           CONVERTIBLE PROMISSORY NOTE

       THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON ITS CONVERSION MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


$100,000                                                      September 15, 2004
                                                        West Palm Beach, Florida


     FOR VALUE RECEIVED, the undersigned, Echo Resources, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to Confederated Finance Corp, a corporation with its principal place of business at 26 King Street, St. Pacome, Quebec, Canada GOL3XO ("Lender"), the principal sum or so much of the principal sum of One Hundred Thousand Dollars ($100,000) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein. Section M of this Convertible Promissory Note (herein after the "Note") contains certain defined terms used in this Note.


A. Principal.

     1. Advances. Borrower may from time to time request advances from Lender (individually an "Advance" and collectively the "Advances") by giving written notice to Lender in accordance with the terms hereof, which notice shall indicate the amount of the Advance requested. Provided that no Event of Default is in existence and that the requested Advance would not cause an Event of Default to occur, Lender may make the Advance to Borrower. Lender shall not be obligated to make an Advance and under no circumstances to the extent that such Advance when aggregated with all Advances would exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Borrower shall have the right to re-borrow any Advance to the extent that it has been repaid.




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B. Interest.  Interest on the unpaid principal balance of this Note shall accrue at the rate of seven percent (7%) per annum compounded monthly commencing on the date Lender first makes an Advance to Borrower, and shall be payable in a single installment at maturity as set forth below.



C. Payment.

     1. Scheduled Payment. Subject to the provisions of Section C.4. below, the entire unpaid balance of principal (subject to conversion of such principal as provided below) and all accrued and unpaid interest shall be due and payable on the day prior to the first anniversary of the date hereof (the "Maturity Date"). Payment of principal and interest hereunder shall be made by check delivered to the Lender at the address furnished to the Borrower for that purpose.


     2. Prepayment. Subject to the provisions of Section C.4. below, Borrower shall have the right at any time and from time to time to prepay, in whole or in part, the principal of this Note, without payment of any premium or penalty. Any principal prepayment shall be accompanied by a payment of all interest accrued on the amount prepaid through the date of such prepayment.


     3. Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.


     4. Notice Prior to Repayment. Borrower shall provide Lender with five (5) business days prior written notice of its intention to make repayment of this Note, whether before or after the Maturity Date, so that Lender may elect, in its sole discretion, to exercise its Conversion Rights (as defined herein).



D. Conditions of Advances.

     1. Conditions Precedent to all Advances. The obligation of Lender to make any Advance, is subject to the following conditions:

          (a) the representations and warranties contained herein shall be true and correct in all material respects on and as of the date of such request for Advance and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be




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     continuing,  or would exist after giving effect to such Advance  (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the material accuracy of the facts referred to in this Section.



E. Representations and Warranties. Borrower represents and warrants to Lender that:

     1. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.


     2. Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on the business assets or financial condition of Borrower, or a material adverse effect on Borrower's interest or Lender's security interest in the Collateral (collectively, a "Material Adverse Effect").


     3 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Note.



F. Events of Default.

     1. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

          (a) Borrower's breach of the obligation to pay any amount of Principal or Interest pursuant to this Note on the date that it is due and payable;





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          (b) Borrower's  commencement of voluntary bankruptcy  proceedings,  or
     Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action;



G. Conversion Right.


     1. Conversion Right. Lender shall have the right (the "Conversion Right"), in its sole discretion, at any time and from time to time to elect to convert all or any part of the Obligations into that number of shares of Common Stock of Borrower as is obtained by dividing (a) the total amount of Obligations by
(b)the price per share of the Common Stock of $2.00 per share.


     2. Exercise of Conversion Right. To convert any of the Obligations into shares of Common Stock, Lender shall deliver to Borrower a written notice of election to exercise the Conversion Right (the "Conversion Notice"). Borrower shall, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates, registered in Lender's name, for the number of shares of Common Stock to which Lender shall be entitled by virtue of such exercise. The conversion of the Obligations shall be deemed to have been made on the date that Borrower receives the Conversion Notice (the "Conversion Date") and Lender shall be treated for all purposes as the record holder of the Conversion Shares as of such date.


     3. Fractional Shares. Borrower shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon exercise of the Conversion Right. As to any fractional share of Common Stock which Lender would otherwise be entitled to purchase from Borrower upon such exercise, Borrower shall purchase from Lender such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the price of $2.00 per share of Common Stock. Payment of such amount shall be made in cash or by check payable to the order of Lender at the time of delivery of any certificate or certificates arising upon such exercise.

H. Other Provisions.

     1. Definitions. As used herein, the following terms shall have the following meanings:


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     "Insolvency  Proceeding" means any proceeding commenced by conforms to any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including
     assignments   for  the  benefit  of  creditors,   formal  or  informal
     moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Loan Documents" means, collectively, this Note, any note or notes executed by Borrower and issued to Lender, and any other agreement entered into in connection with this Note, all as amended or extended from time to time.

     "Obligations" means all debt, principal, interest and other amounts owed to Lender by Borrower pursuant to the Loan Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, person or governmental agency.


     2. Governing Law; Venue. The Loan Documents shall be governed by the laws of the State of Florida, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with the Loan Documents shall be tried and litigated only in the state and federal courts located in the County of Palm Beach, State of Florida. The parties waive any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consent to any court ordered relief.


     3. Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:



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 If to Lender:         Philip Johnston
                       Confederated Finance, Corp
                       26 King Street
                       St Pacome, Quebec, Canada GOL3XO
                       Phone:
                       Fax:

 If to Borrower:       Pieter DuRand
                       Chief Executive Officer
                       Echo Resources, Inc.
                       500 Australian Avenue South, Suite 619
                       West Palm Beach, FL 33401

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by national overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.


     4. Borrower Waivers. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.


     5. Enforcement Costs. Borrower shall pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of the Loan Documents and the collection of any sums due thereunder,

     6. Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.


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     7. Amendment Provisions.  This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.


     8. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, such consent shall not be unreasonably withheld.


     9. Time of Essence. Time is of the essence of each and every provision of this Note.


     10. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.


     11. Subordinated. This Note shall be subordinated to any indebtedness incurred by the Borrower in favor of a bank or other financial institution provided such indebtedness is approved by the Borrower's Board of Directors, except that such subordination shall not affect the Lender's right to convert the outstanding principal balance of this Note and accrued interest thereon into Common Stock of the Borrower as provided herein.


     IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first above written.


                                BORROWER:
                                ECHO RESOURCES, INC.


                                By: /s/ Pieter DuRand
                                   -------------------------------
                                Title:CEO
                                      ------------------------------

                                LENDER:
                                CONFEDERATED FINANCE CORP.


                                By: /s/ Philip Johnston
                                    --------------------------------
                                Title:
                                      ------------------------------